EXHIBIT 23.1



                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-92189) pertaining to the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan of Hoovers, Inc., of our report dated April 27, 2001, with respect to the financial statements of Hoovers, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.



                                            /s/ Ernst & Young LLP
Austin, Texas
June 28, 2001



                                       55